Exhibit 99.1

Contacts:	DECEMBER 19, 2005
John Conley, webMethods
703.460.5996
John.Conley@webMethods.com
Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webMethods.com
WEBMETHODS ANNOUNCES ACCELERATED VESTING OF CERTAIN OUT-OF-THE-MONEY STOCK OPTIONS
FAIRFAX, Va. — Dec. 19, 2005 — webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced that the Compensation Committee of the Board of Directors of webMethods has approved effective Dec. 16, 2005, the accelerated vesting of unvested and “out-of-the-money” stock options previously awarded under webMethods’ Amended and Restated Stock Option Plan prior to September 30, 2005. An option was considered “out-of-the-money” if the stated exercise price was greater than $7.53, the closing price of WEBM’s common stock on the Nasdaq National Market on Friday, December 16, 2005.
As a result of the vesting acceleration, options to purchase approximately 2,172,000 shares of webMethods’ common stock, which represents approximately 11.3 percent of the total of all outstanding webMethods’ stock options, will become exercisable immediately. Of the accelerated options, 46,000 options are held by non-employee directors, 702,000 options are held by named executive officers and 1,424,000 are held by other employees. The accelerated options have exercise prices ranging from $7.54 to $22.10 per share and have a weighted average exercise price of $9.62 per share.
webMethods’ decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires companies to recognize as an expense in the income statement the grant-date fair value of stock options issued to employees, and will require webMethods, effective April 1, 2006, to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, webMethods considered that since these options had exercise prices in excess of the current market value, they were not fully achieving their original objectives of incentive compensation and employee retention. It is estimated that the maximum future compensation expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $11.2 million, with approximately $6.7 million eliminated for fiscal year 2007.

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About webMethods, Inc.
webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,300 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the United States, Europe, Asia Pacific and Japan.
The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries.
The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of estimated future stock option expenses and exercises and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in webMethods’ filings with the Securities and Exchange Commission, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and Form 10-Q for the three months ended September 30, 2005 which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. webMethods undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.